UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

Imaging Diagnostic Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

5307 NW 35th Terrace
Fort Lauderdale, Florida 33309
(Address of principal executive offices, including zip code)

(954) 581-9800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.  8-K Summary

On September 19, 2013, Imaging Diagnostic Systems, Inc. ("IDSI") was served with a Complaint filed by the U.S. Securities and Exchange Commission (the "SEC") in the U.S. District Court for the Southern District of Florida against IDSI, IDSI's chief executive officer Linda Grable and IDSI's chief financial officer Allan Schwartz.  The Complaint alleges that the Company and the individual defendants made material misstatements and omissions in public filings in 2008 and 2009 regarding the timing of its application for FDA marketing approval and in 2010 regarding IDSI's failure to remit payroll taxes to the Internal Revenue Service.  Finally, the SEC Complaint alleges that Grable and Schwartz failed to timely file beneficial ownership reports in 2009, 2010 and 2011 regarding grants to them of restricted stock and stock options.

The Complaint charges IDSI, Ms. Grable and Mr. Schwartz with violating Section 17(a)2 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5(b) under the Exchange Act.  The Complaint also alleges violations of various other provisions of the Exchange Act and rules thereunder.  The SEC seeks permanent injunctions against securities law violations, as well as penny stock bars and officer and director bars against Ms. Grable and Mr. Schwartz.  The Complaint also seeks unspecified civil financial penalties.

IDSI and the individual defendants are in the process of analyzing the Complaint and their defenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: September 25, 2013	By:	/s/ Linda B. Grable
Name: Linda B. Grable
Title: Chief Executive Officer